Registration No. 333-__________
     As filed with the Securities and Exchange Commission on August 18, 2003
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                            13-3357370
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                  51 James Way
                           Eatontown, New Jersey 07724
                          (Address, including zip code,
                  of registrant's principal executive offices)

                                   ----------

                                 2000 Stock Plan
                            (Full title of the plan)

                                   ----------

                               Michael J. Jeffries
                                 Osteotech, Inc.
                                  51 James Way
                           Eatontown, New Jersey 07724
                                 (732) 542-2800
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                                   ----------

                                    Copy to:
                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                               New York, NY 10177
                                 (212) 415-9200

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      Proposed maximum         Proposed maximum        Amount of
Title of securities to be          Amount to be      offering price per       aggregate offering      registration
      registered(1)                 registered              share                   price                 fee
------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01
     par value per share            1,250,000(2)          $12.31(3)              $15,387,500             $1,245
------------------------------------------------------------------------------------------------------------------
        Total                                                                                            $1,245
==================================================================================================================

(1) One preferred stock purchase right will attach to and trade with each share of common stock sold in the offering. These rights are also covered by this registration statement and the value attributable to them, if any, is reflected in the market price of the common stock.

(2) This Registration Statement covers an additional 1,250,000 shares of common stock approved by the stockholders of Osteotech, Inc. on June 12, 2003 issuable pursuant to Osteotech, Inc.'s 2000 Stock Plan, plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on August 12, 2003.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Osteotech, Inc. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

      (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June, 30, 2003;

      (c) the Company's Current Reports on Form 8-K filed on February 3, 2003, March 4, 2003, April 21, 2003, April 29, 2003, June 2, 2003, June
            18, 2003 and July 25, 2003; and

      (d) the description of the Company's Common Stock, $0.01 par value, as contained in its Registration Statement on Form 8-A, declared effective by the Commission on May 13, 1991, including any amendment or report filed for the purpose of updating such information.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware ("DGCL") enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. Article 10 of the Company's Certificate of Incorporation, as authorized by Section 102(b)(7), provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director; provided, however, that nothing contained in such article shall eliminate the liability of a director
(1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

      The Certificate of Incorporation and By-Laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by the DGCL.

      All of the Company's officers and directors have entered into identical indemnification agreements with the Company which provide for the indemnification of the Company's officers and directors to the fullest extent permitted by the DGCL.

      Additionally, the Company maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the Company, including liabilities arising under applicable securities laws.

      Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit
      Number      Description
      ------      -----------
      4.1         Restated Certificate of Incorporation of Osteotech, as
                  amended, (previously filed as exhibit 3.1 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended December
                  31, 2001 and incorporated herein by reference thereto).

      4.2 Rights Agreement dated as of February 1, 1996 between Osteotech, Inc. and Registrar and Transfer Co., as amended (previously filed as exhibit 4.3 to the Registrant's Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference thereto).

      4.3 Form of Specimen Common Stock Certificate of Registrant (previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-40463) and incorporated herein by reference thereto).

      5.1         Opinion of Dorsey & Whitney LLP.

      23.1        Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

      24.1        Power of Attorney (included on signature page).

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eatontown, State of New Jersey, on August 15, 2003.

                                        OSTEOTECH, INC.


                                        By /s/ Richard W. Bauer
                                           -------------------------------------
                                           Richard W. Bauer, President and Chief
                                           Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard W. Bauer and Michael J. Jeffries, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 15, 2003.

Signature                                                         Title                            Date

/s/ Donald D. Johnston                           Chairman of the Board of Directors
----------------------------------------                                                           August 15, 2003
Donald D. Johnston


/s/ Richard W. Bauer                             President, Chief Executive Officer
----------------------------------------         (Principal Executive Officer) and Director        August 15, 2003
Richard W. Bauer


/s/ Michael J. Jeffries                          Executive Vice President, Chief Financial
----------------------------------------         Officer (Principal Financial and Accounting
Michael J. Jeffries                              Officer), Secretary and Director                  August 15, 2003


/s/ Kenneth P. Fallon, III                       Director
----------------------------------------
Kenneth P. Fallon, III                                                                             August 15, 2003


/s/ John Phillip Kostuik, M.D., F.R.C.S.         Director
----------------------------------------
John Phillip Kostuik, M.D., F.R.C.S.                                                               August 15, 2003


/s/ Stephen J. Sogin                             Director
----------------------------------------
Stephen J. Sogin                                                                                   August 15, 2003

--------------------------------------------------------------------------------

                                EXHIBIT INDEX TO
                                    FORM S-8

                                 Osteotech, Inc.

      Exhibit
      Number      Description
      -------     -----------
      4.1         Restated Certificate of Incorporation of Osteotech, as
                  amended, (previously filed as exhibit 3.1 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended December
                  31, 2001 and incorporated herein by reference thereto).

      4.2 Rights Agreement dated as of February 1, 1996 between Osteotech, Inc. and Registrar and Transfer Co., as amended (previously filed as exhibit 4.3 to the Registrant's Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference thereto).

      4.3 Form of Specimen Common Stock Certificate of Registrant (previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-40463) and incorporated herein by reference thereto).

      5.1         Opinion of Dorsey & Whitney LLP.

      23.1        Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

      24.1        Power of Attorney (included on signature page).